Exhibit 99.1


         Global Partners LP Reports Strong Financial Results
                    for the First Quarter of 2007


    WALTHAM, Mass.--(BUSINESS WIRE)--May 10, 2007--Global Partners LP (NYSE: GLP) today reported net income of $32.9 million, or $1.75 per diluted limited partner unit for the three months ended March 31, 2007, compared with $12.7 million, or $0.85 per diluted limited partner unit for the same period in 2006. Net income for the first quarter of 2007 included one-time gains of $14.1 million from the sale of the partnership's investment in NYMEX Holdings, Inc. and related NYMEX seats.

    "Global Partners posted another excellent quarter, delivering net income as adjusted for one-time gains of $18.8 million, up 48% compared with $12.7 million for the same period in 2006," said President and Chief Executive Officer Eric Slifka. "Healthy increases in volumes and net product margins drove our first-quarter results, aided by temperature differences year-over-year. Transportation fuel volumes increased, and we continue to be pleased with the momentum of these products."

    Financial Results for the Three Months Ended March 31, 2007 and
2006

    Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), which excludes one-time gains, was $23.9 million, an increase of approximately 42% from $16.8 million in the comparable period of 2006.

    Distributable cash flow for the first quarter of 2007, which as calculated does not include one-time gains, increased approximately 41% to $19.3 million compared with $13.7 million in the same period of 2006.

    Net income as adjusted for one-time gains, adjusted net income per diluted limited partner unit, EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP (Generally Accepted Accounting Principles) financial measures explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures for the three months ended March 31, 2007 and 2006.

    Sales for the three months ended March 31, 2007 increased to $1.6 billion from $1.4 billion in the same period of 2006 as a result of increased volumes, colder year-over-year temperatures and higher commodity prices. Wholesale segment sales were $1.4 billion in the first quarter of 2007 compared with $1.2 billion for the same period in 2006. Commercial segment sales decreased to $132.6 million in the first quarter of 2007 from $154.0 million for the same period in 2006. Combined gross profit for the three months ended March 31, 2007 increased approximately 31% to $42.3 million compared with $32.2 million in the same period of 2006.

    In April 2007, the Board of Directors of the partnership's general partner declared a quarterly cash distribution of $0.4650 per unit for the period from January 1, 2007 through March 31, 2007 ($1.86 per unit on an annualized basis). The distribution represents an increase of 9.4% over the quarterly distribution of $0.4250 for the same period in 2006 and 2.2% over the most recent quarterly distribution of $0.4550 for the fourth quarter of 2006. The first-quarter 2007 distribution will be paid May 15, 2007 to unitholders of record as of the close of business May 4, 2007.

    "Our first-quarter results position us for a strong performance in 2007," Slifka said. "Our goal is to put the partnership in a position to recommend to the Board of Directors quarterly per unit distribution increases for 2007 with an aim for a per unit distribution in the fourth quarter of 2007 that would be approximately 7% more than the per unit distribution paid in the fourth quarter of 2006. Lastly, our just-completed acquisition of three refined products terminals from ExxonMobil has greatly increased our storage capacity and affords us significant expansion opportunities in 2008 and beyond."

    Financial Results Conference Call

    Management will review Global Partners' first-quarter 2007 financial results in a teleconference call for analysts and investors at 10:00 a.m. ET today.

Time:            10:00 a.m. ET

Dial-in numbers: (877) 502-9276 (U.S. and Canada)
                 (913) 981-5591 (International)

Five-day replay: (888) 203-1112 (U.S. and Canada)
                 (719) 457-0820 (International)

Conference code: 4862831 (Required for replay only)

    The call also will be webcast live and archived on the Global
Partners' website, www.globalp.com.

    Use of Non-GAAP Financial Measures

    Global Partners uses adjusted net income per diluted limited partner unit to measure its per unit financial performance. Adjusted net income per diluted limited partner unit, as presented in the table below, is defined as net income after adding back the theoretical amount allocated to Global Partners'general partner interest as provided under Emerging Issues Task Force 03-06 ("EITF 03-06"), divided by the weighted average number of outstanding diluted limited partner units during the period. Net income per diluted limited partner unit as dictated by EITF 03-06 is theoretical and pro forma in nature and does not reflect the economic probabilities of whether earnings for an accounting period would or could be distributed to unitholders. The limited partnership agreement of Global Partners does not provide for the quarterly distribution of net income; rather, it provides for the distribution of available cash, which is a contractually defined term that generally means all cash on hand at the end of each quarter after establishment of sufficient cash reserves required to operate the business. Accordingly, the distributions the partnership has paid historically and will pay in future periods are not impacted by net income per diluted limited partner unit as dictated by EITF 03-06.

    EBITDA, Adjusted EBITDA and net income as adjusted for one-time gains are used as supplemental financial measures by management and external users of the partnership's financial statements to assess its: compliance with certain financial covenants included in its debt agreements; financial performance without regard to financing methods, capital structure, income taxes or historical cost basis; ability to generate cash sufficient to pay interest on its indebtedness and to make distributions to its partners; operating performance and return on invested capital as compared to those of other companies in the wholesale marketing and distribution of refined petroleum products business, without regard to financing methods and capital structure; and the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities. Adjusted EBITDA and net income as adjusted for one-time gains reflect the exclusion of the $14.1 million gain on investment in the first quarter of 2007. EBITDA, Adjusted EBITDA and net income as adjusted for one-time gains are not calculated or presented in accordance with GAAP. EBITDA, Adjusted EBITDA and net income as adjusted for one-time gains should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, Adjusted EBITDA and net income as adjusted for one-time gains exclude some, but not all, items that affect net income, and these measures may vary among other companies. Therefore, EBITDA, Adjusted EBITDA and net income as adjusted for one-time gains as presented below may not be comparable to similarly titled measures of other companies.

    Distributable cash flow also is an important non-GAAP financial measure for limited partners of Global Partners since it serves as an indicator of the partnership's success in providing a cash return on their investment. Specifically, this financial measure indicates to investors whether or not Global Partners is generating cash flow at a level that can sustain or support an increase in its quarterly cash distribution. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships. Distributable cash flow should not be considered as an alternative to net income, cash flow from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. In addition, the distributable cash flow of Global Partners may not be comparable to similarly titled measures of other companies.

    About Global Partners LP

    Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the Northeast. Global Partners LP trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit www.globalp.com.

    Safe Harbor Statement

    This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss business prospects, goals, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP's ability to make distributions to unitholders. These statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release. For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent filings the partnership makes with the Securities and Exchange Commission. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    The financial statements and financial information presented below reflect the operations of Global Partners LP

GLOBAL PARTNERS LP
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per unit data)
(Unaudited)

                                                 Three Months Ended
                                                      March 31,
                                               -----------------------
                                                 2007         2006
                                               ----------   ----------

Sales                                         $1,573,176   $1,351,023
Cost of sales                                  1,530,924    1,318,806
                                               ----------   ----------
Gross profit                                      42,252       32,217

Costs and operating expenses:
 Selling, general and administrative expenses     13,406       10,928
 Operating expenses                                5,890        5,551
 Amortization expenses                               358          406
                                               ----------   ----------
  Total costs and operating expenses              19,654       16,885
                                               ----------   ----------

Operating income                                  22,598       15,332

Interest expense                                  (3,316)      (2,320)
Other income                                           -          356
Gain on sale of investment                        14,118            -
                                               ----------   ----------

Income before income tax expense                  33,400       13,368

Income tax expense                                  (525)        (680)
                                               ----------   ----------

Net income                                    $   32,875   $   12,688

Less:
 General partner's interest in net income           (657)        (254)
                                               ----------   ----------
 Limited partners' interest in net income     $   32,218   $   12,434
                                               ==========   ==========

Net income per limited partner unit, basic
 and diluted(1)                               $     1.75   $     0.85
                                               ==========   ==========

Weighted average limited partners' units
 outstanding,
 basic and diluted                                11,285       11,285
                                               ==========   ==========

(1) Under the provisions of EITF 03-06, net income per limited partner unit for the three months ended March 31, 2007 and 2006 assumes a theoretical distribution of earnings. Although this theoretical calculation provided by EITF 03-06 does not impact the Partnership's overall net income for these periods, it does reduce the Partnership's net income per limited partner unit.

GLOBAL PARTNERS LP
CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)


                                              March 31,   December 31,
                                                2007         2006
                                              ---------   ------------
Assets
Current assets:
 Cash and cash equivalents                    $  1,987    $     3,861
 Accounts receivable, net                      238,431        202,580
 Accounts receivable - affiliates                1,849          1,988
 Inventories                                   142,308        288,067
 Available for sale securities                       -         13,913
 Brokerage margin deposits                       1,379            625
 Fair value of forward fixed contracts               -         66,115
 Prepaid expenses and other current assets       9,753         18,924
                                               --------    -----------
    Total current assets                       395,707        596,073

Property and equipment, net                     31,691         31,657
Intangible assets, net                           8,718          9,076
Other assets                                     7,074          2,081
                                               --------    -----------

    Total assets                              $443,190    $   638,887
                                               ========    ===========


Liabilities and partners' equity
Current liabilities:
 Accounts payable                             $172,704    $   222,034
 Revolving line of credit - current portion     53,800        188,700
 Notes payable, other - current portion            319            319
 Accrued expenses and other current
  liabilities                                   22,355         35,573
 Income taxes payable                              114          1,164
 Obligations on forward fixed contracts and
  other derivatives                                 57              -
                                               --------    -----------
    Total current liabilities                  249,349        447,790

Revolving line of credit - less current
 portion                                        69,900         82,000
Notes payable, other - less current portion      1,162          1,239
Accrued pension benefit cost                     3,431          3,170
Deferred compensation                            1,342          1,429
Other long-term liabilities                         20             20
                                               --------    -----------
    Total liabilities                          325,204        535,648

Partners' equity                               117,986        103,239
                                               --------    -----------

    Total liabilities and partners' equity    $443,190    $   638,887
                                               ========    ===========

GLOBAL PARTNERS LP
Financial Reconciliations
(In thousands, except per unit data)
(Unaudited)
                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   ---------  --------
Table 1 - Reconciliation of net income to net
 income as adjusted for one-time gains
---------------------------------------------

Net income                                        $  32,875  $ 12,688

Gain on sale of investment                          (14,118)        -
                                                   ---------  --------

Net income as adjusted for one-time gains         $  18,757  $ 12,688
                                                   =========  ========


Table 2 - Reconciliation of net income per diluted
 limited partner unit to adjusted net income per
 diluted limited partner unit
--------------------------------------------------

Net income per diluted limited partner unit under
 EITF 03-06                                       $    1.75  $   0.85

Dilutive impact of theoretical distribution of
 earnings                                              1.10      0.25
                                                   ---------  --------

Adjusted net income per diluted limited partner
 unit                                             $    2.85  $   1.10
                                                   =========  ========

Table 3 - Reconciliation of net income to EBITDA
 and Adjusted EBITDA
--------------------------------------------------

Net income                                        $  32,875  $ 12,688

 Depreciation and amortization                        1,269     1,072
 Interest expense                                     3,316     2,320
 Income tax expense                                     525       680
                                                   ---------  --------
  EBITDA                                             37,985    16,760

  Gain on sale of investment                        (14,118)        -
                                                   ---------  --------

  Adjusted EBITDA                                 $  23,867  $ 16,760
                                                   =========  ========

Table 4 - Reconciliation of cash flow from
 operating activities to EBITDA and Adjusted
 EBITDA
--------------------------------------------------

Cash flow from operating activities               $ 140,728  $ 56,589

Net change in operating assets and liabilities     (106,584)  (42,829)

Interest expense                                      3,316     2,320

Income tax expense                                      525       680
                                                   ---------  --------

  EBITDA                                             37,985    16,760

  Gain on sale of investment                        (14,118)        -
                                                   ---------  --------

  Adjusted EBITDA                                 $  23,867  $ 16,760
                                                   =========  ========

Table 5 - Reconciliation of net income to
 distributable cash flow
--------------------------------------------------

Net income                                        $  32,875  $ 12,688

Depreciation and amortization                         1,269     1,072

Gain on sale of investment                          (14,118)        -

Maintenance capital expenditures                       (767)     (104)
                                                   ---------  --------

  Distributable cash flow                         $  19,259  $ 13,656
                                                   =========  ========


Table 6 - Reconciliation of cash flow from
 operating activities to distributable cash flow
--------------------------------------------------

Cash flow from operating activities               $ 140,728  $ 56,589

Net change in operating assets and liabilities     (106,584)  (42,829)

Gain on sale of investment                          (14,118)        -

Maintenance capital expenditures                       (767)     (104)
                                                   ---------  --------

  Distributable cash flow                         $  19,259  $ 13,656
                                                   =========  ========

    CONTACT: Global Partners LP
             Thomas J. Hollister, 781-894-8800
             Chief Operating Officer and
             Chief Financial Officer
             or
             Edward J. Faneuil, 781-894-8800
             Executive Vice President,
             General Counsel and Secretary